TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                        THE PRUDENTIAL SERIES FUND, INC.

                                       and

                       PRUDENTIAL MUTUAL FUND SERVICES LLC














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                                TABLE OF CONTENTS
                                -----------------
                                                                         Page
                                                                         ----

Article 1     Terms of Appointment; Duties of PMFS.........................2

Article 2     Fees and Expenses............................................4

Article 3     Representations and Warranties of PMFS.......................5

Article 4     Representations of Warranties of the Fund....................5

Article 5     Duty of Care and Indemnification.............................6

Article 6     Documents and Covenants of the Fund and PMFS.................9

Article 7     Termination of Agreement....................................10

Article 8     Assignment..................................................10

Article 9     Affiliations................................................11

Article 10    Amendment...................................................11

Article 11    Applicable Law..............................................12

Article 12    Miscellaneous...............................................12

Article 13    Merger of Agreement.........................................12


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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------

           AGREEMENT made as of the 8th day of March, 1999 by and between THE PRUDENTIAL SERIES FUND, INC. a Maryland corporation having its principal office and place of business at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 (the Fund), and PRUDENTIAL MUTUAL FUND SERVICES LLC, a New Jersey limited liability corporation, having its principal office and place of business at Raritan Plaza One, Edison, New Jersey 08837 (PMFS).

           WHEREAS, the Fund desires to appoint PMFS as its transfer agent, dividend disbursing agent and shareholder servicing agent in connection with certain other activities, and PMFS desires to accept such appointment;

           NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1  Terms of Appointment; Duties of PMFS
           ------------------------------------

                1.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints PMFS to act as, and PMFS agrees to act as, the transfer agent for the authorized and issued shares of the common stock of the Fund, dividend disbursing agent and shareholder servicing agent in connection


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with  any   accumulation,   open-account   or  similar  plans  provided  to  the
shareholders of the Fund or any series thereof (Shareholders) and set out in the
currently  effective   prospectuses  and  statement  of  additional  information
(prospectus) of the Fund, including without limitation any periodic investment plan or periodic withdrawal program.

                1.02 PMFS agrees that it will  perform the  following  services:

           (a) In accordance with procedures established from time to time by agreement between the Fund and PMFS, PMFS shall:

(i) obtain all properly executed documents necessary to set up accounts on an omnibus level for customers of The Prudential Insurance Company of America (Prudential) and of any other insurers that offer the Fund as an investment option (Outside Insurers);

(ii) maintain accounts in the Fund by insuring orderly and timely processing of transactions;

(iii) receive and consolidate all transaction requests via transmission, NSCC or fax;

(iv) notify the Fund's portfolio managers and custodian(s) of all share activity;

(v) reconcile outstanding shares for each class of each portfolio of the Fund with the Fund's custodian(s) on a daily basis;

(vi)   perform daily accrual tracking;

(vii)  monitor and distribute all dividend distributions for the Fund;

(viii) receive payments for trades by the Outside Insurers and forward funds to or from, as the case may be, the Fund's custodian(s);

(ix)   receive for acceptance  redemption requests and redemption directions and
       deliver   the   appropriate   documentation   therefor   to  the   Fund's
       custodian(s);

(x)    reconcile cash for Outside Insurers' trades and dividends;

(xi)    price the Fund's shares nightly;


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(xii)  produce and mail shareholder statements on a quarterly basis;

(xiii) provide Prudential and its affiliates with on-line access to omnibus account history and balances;

(xiv) provide annual and semi-annual purchase, redemption and dividend activity information;

(xv)   calculate and distribute 12b-1 fees; and

(xvi)  provide customer service to the Outside Insurers.

           (b) In addition, the Fund shall (i) identify to PMFS in writing those transactions and assets to be treated as exempt from Blue Sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of PMFS for the Fund's registration status under the Blue Sky or securities laws of any State or other jurisdiction is solely limited to the initial establishment of transactions subject to Blue Sky compliance by the Fund and the reporting of such transactions to the Fund as provided above and as agreed from time to time by the Fund and PMFS.

           PMFS may also provide such additional services and functions not specifically described herein as may be mutually agreed between PMFS and the Fund.

           Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and PMFS.

Article 2  Fees and Expenses
           -----------------

                2.01 For performance by PMFS pursuant to this Agreement, the Fund


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agrees to pay PMFS an annual fee of $125,000 and certain out-of-pocket  expenses
including,  but  not  limited  to,  postage,  stationery,   printing,  allocable
communication costs, microfilm or microfiche, and expenses incurred at the specific direction of the Fund. The fee and out-of-pocket expenses identified under this Section 2.01 may be changed from time to time subject to mutual written agreement between the Fund and PMFS.

                2.02 The Fund agrees to pay the annual fee and reimbursable out-of-pocket expenses within a reasonable period of time following the mailing of the respective billing notice.

Article 3  Representations and Warranties of PMFS
           --------------------------------------

                PMFS represents and warrants to the Fund that:

                3.01 It is a limited liability company duly organized and existing and in good standing under the laws of New York and it is duly qualified to carry on its business in each jurisdiction in which it operates.

                3.02 It is and will remain registered with the U.S. Securities and Exchange Commission (SEC) as a Transfer Agent pursuant to the requirements of Section 17A of the 1934 Act.

                3.03 It is empowered under applicable laws and by its Operating Agreement to enter into and perform this Agreement.

                3.04 All requisite proceedings have been taken to authorize it to enter into and perform this Agreement.


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                3.05 It has and will  continue to have  access to the  necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4  Representations and Warranties of the Fund
           ------------------------------------------

                The Fund represents and warrants to PMFS that:

                4.01 It is a corporation duly organized and existing and in good standing under the laws of Maryland.

                4.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

                4.03 All proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                4.04 It is an investment company registered with the SEC under the Investment Company Act of 1940, as amended (the 1940 Act).

4.5 A registration statement under the Securities Act of 1933 (the 1933 Act) is currently effective, and will remain effective, and appropriate state securities law notice filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale.

Article 5  Duty of Care and Indemnification
           --------------------------------

                5.01 PMFS shall not be responsible for, and the Fund shall indemnify and hold PMFS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

           (a) All actions of PMFS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.


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           (b) The Fund's  refusal  or failure to comply  with the terms of this
Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

           (c) The reliance on or use by PMFS or its agents or subcontractors of information, records and documents which (i) are received by PMFS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

           (d) The reliance on, or the carrying out by PMFS or its agents or subcontractors of, any instructions or requests of the Fund.

           (e) The offer or sale of shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that notice of such shares be filed in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such shares in such State or other jurisdiction.

                5.02 PMFS shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by PMFS as a result of PMFS' lack of good faith, negligence or willful misconduct.

                5.03 At any time PMFS may apply to any officer of the Fund for instructions,


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and may  consult  with legal  counsel,  with  respect  to any matter  arising in connection with the services to be performed by PMFS under this Agreement, and PMFS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. PMFS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to PMFS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

                5.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

                5.06 In order that the indemnification provisions contained in this Article 5


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shall  apply,  upon the  assertion  of a claim  for  which  either  party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6  Documents and Covenants of the Fund and PMFS
           --------------------------------------------

                6.01 PMFS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such forms and devices.

                6.02 PMFS shall prepare and keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act, and the Rules and Regulations thereunder, PMFS agrees that all such records prepared or maintained by PMFS relating to the services to be performed by PMFS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the Rules and Regulations thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.


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                6.03  PMFS  and  the  Fund  agree   that  all  books,   records,
information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of PMFS and the Fund.

                6.04 In case of any requests or demands for the inspection of the Shareholder records of the Fund, PMFS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. PMFS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7  Termination of Agreement
           ------------------------

                7.01 This Agreement may be terminated by either party upon one hundred twenty (120) days' written notice to the other.

                7.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Fund. Additionally, PMFS reserves the right to charge for any other reasonable fees and expenses associated with such termination.

Article 8  Assignment
           ----------

                8.01 Except as provided in Section 8.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the


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written consent of the other party.

                8.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

                8.03 PMFS may, in its sole discretion and without further consent by the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to: (i) Prudential Securities Incorporated (Prudential Securities), a registered broker-dealer, (ii) Prudential, (iii) Pruco Securities Corporation, a registered broker-dealer, (iv) any Prudential Securities or Prudential subsidiary or affiliate duly registered as a broker-dealer and/or a transfer agent pursuant to the 1934 Act or (vi) any other Prudential Securities or Prudential affiliate or subsidiary; provided, however, that PMFS shall be as fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts and omissions.

Article 9  Affiliations
           ------------

                9.01 PMFS may now or hereafter, without the consent of or notice to the Fund, function as Transfer Agent and/or Shareholder Servicing Agent for any other investment company registered with the SEC under the 1940 Act, including without limitation any investment company whose adviser, administrator, sponsor or principal underwriter is or may become affiliated with Prudential Securities and/or Prudential or any of its or their direct or indirect subsidiaries or affiliates.

                9.02 It is understood and agreed that the directors, officers, employees,


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agents and  Shareholders  of the Fund, and the directors,  officers,  employees, agents and shareholders of the Fund's investment adviser and/or distributor, are or may be interested in PMFS as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of PMFS may be interested in the Fund as directors, officers, employees, agents, Shareholders or otherwise, or in the investment adviser and/or distributor as officers, directors, employees, agents, shareholders or otherwise.

Article 10 Amendment
           ---------
                10.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors of the Fund.

Article 11 Applicable Law
           --------------

                11.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New Jersey.

Article 12 Miscellaneous
           -------------

                12.01 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or to PMFS shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


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To the Fund:

The Prudential Series Fund, Inc.
Gateway Center Three - 9th Floor
100 Mulberry Street
Newark, New Jersey 07102
Attention:  Grace Torres
            Treasurer


To PMFS:

Prudential Mutual Fund Services LLC
Raritan Plaza One
Edison, NJ 08837
Attention:  President


Article 13 Merger of Agreement
           -------------------

                13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


ATTEST:                                      THE PRUDENTIAL SERIES FUND, INC.



______________________                       By: _______________________________
Caren Cunningham                                 Name:
Secretary                                        Title:


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ATTEST:                                          PRUDENTIAL MUTUAL
                                                 FUND SERVICES LLC



______________________                       By: _______________________________
Name:                                            Name:
Title:                                           Title:


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